EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated November 21, 2006, relating to the consolidated financial statements of Pocahontas Bancorp, Inc. and subsidiaries as of September 30, 2006 and for the year ended September 30, 2006 appearing in the Information Statement-Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Information Statement-Prospectus.

/s/ KraftCPAs PLLC
Nashville, Tennessee
January 3, 2007